                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                    ----------------------------------


                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):   June 17, 2002
                                                         --------------------



            Toyota Auto Finance Receivables LLC on Behalf of the
                Toyota Auto Receivables 2002-B Owner Trust
         ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)





     Delaware            333-74872 and 333-74872-01            95-4836519
-------------------      --------------------------           ------------
  (State or other               (Commission                  (IRS Employer
  jurisdiction of               File Number)              Identification No.)
   incorporation)




    Toyota Auto Finance Receivables LLC
    19300 Gramercy Place, North Building
            Torrance, California                                 90509
----------------------------------------------            -------------------
   (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (310) 468-7333
                                                          -------------------



                          Exhibit Index is on Page 2

                                 Page 1 of 3


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Item 5.  Other Events
         ------------


On June 17, 2002, the principal and interest collected during the preceding collection period, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of May 1, 2002 ("Agreement"), between Toyota Auto Finance Receivables LLC, as "Seller", Toyota Motor Credit Corporation, as "Servicer", and Toyota Auto Receivables 2002-B Owner Trust, as "Issuer", were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2002-B Owner Trust (the "Securityholders"). In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Owner Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee to the Securityholders. A copy of the Servicer's Certificate for the collection period of April 1, 2002 through May 31, 2002 is filed as Exhibit 20 to this Current Report on Form 8-K.


Item 7(c).  Exhibits

            Exhibit Number    Description
            --------------    -----------

                   20 Servicer's Certificate for the collection period of April 1, 2002 through May 31, 2002.































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                                 SIGNATURES
                                 ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                            TOYOTA AUTO RECEIVABLES 2002-B OWNER TRUST

                            BY:  TOYOTA MOTOR CREDIT CORPORATION, AS
                                 SERVICER


Date:  June 28, 2002            By:        /s/ George E. Borst
       ------------------           -----------------------------------------
                                               George E. Borst
                                                President and
                                           Chief Executive Officer





































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